UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 18, 2007

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2007, the Board of Directors of Coinstar, Inc. (“Coinstar”) amended and restated the Amended and Restated Bylaws of Coinstar to make certain clerical changes and provide for the addition of the following sentences to Section 34 of the Amended and Restated Bylaws of Coinstar:

“Notwithstanding any other provisions of these Bylaws, the Board of Directors may authorize the issuance or transfer of some or all of the shares of stock of the corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the corporation.”

The amendment, effective October 18, 2007, was adopted in response to new rules issued by Nasdaq that require Nasdaq-listed companies to be eligible for a Direct Registration Program by January 1, 2008. A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The new rule does not require issuers to actually participate in a Direct Registration Program or to eliminate physical stock certificates. However, listed securities must be “eligible” for such a program. Accordingly, the amendment clarifies the ability of the Board of Directors of Coinstar to authorize Coinstar to issue or transfer shares of stock without certificates as provided under Delaware law.

The foregoing description of the amendment and restatement of the Amended and Restated Bylaws of Coinstar is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of Coinstar (effective October 18, 2007), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Coinstar, Inc. (effective October 18, 2007)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ David W. Cole
Date: October 19, 2007		David W. Cole,
Chief Executive Officer

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